Exhibit 99.1

       Paxar Corporation Reports Fourth Quarter and Year-End 2006 Results

     -- Sales increase 12% in the quarter; highest fourth quarter in the Company's history

     -- Global realignment plan on track to achieve projected 2007 cost savings

     --   Company provides 2007 earnings guidance of $1.24 to $1.36

     WHITE PLAINS, N.Y.--(BUSINESS WIRE)--Feb. 13, 2007--Paxar Corporation (NYSE: PXR) today reported record sales of $230.8 million for the fourth quarter of 2006 compared with sales of $206.8 million for the fourth quarter of 2005. Net income of $9.5 million, or $0.23 per share, was reported for the fourth quarter of 2006, versus a net loss of $0.8 million, or $0.02 per share, for the fourth quarter of 2005. Excluding the effects of integration, restructuring and other charges of $3.7 million, or $0.07 per share, net income for the fourth quarter of 2006 was $12.6 million, or $0.30 per share. The comparable figure for 2005 was $12.1 million, or $0.29 per share. (See attached 2006 Reconciliation of GAAP to Non-GAAP Measures.)

     Fourth quarter 2006 earnings per share also included a charge of $0.8 million, or $0.02 per share, related to the impact of expensing share-based compensation pursuant to the adoption of FAS 123R.

     For the full year 2006, the Company reported sales of $880.8 million compared with sales of $809.1 million for the full year 2005. Net income of $56.8 million, or $1.36 per share, was reported for the full year 2006, versus net income of $23.0 million, or $0.56 per share, for the full year 2005. Excluding the effects of integration, restructuring and other charges of $10.0 million, or $0.19 per share, the pretax gain of $39.4 million, or $0.58 per share, related to the settlement of the patent lawsuit with Zebra, and the $5.0 million impairment charge, or $0.12 per share, related to an investment in an unaffiliated company, net income for the full year 2006 was $45.5 million, or $1.09 per share. The comparable amount for 2005, excluding one-time items, was $44.0 million, or $1.07 per share. (See attached 2006 Reconciliation of GAAP to Non-GAAP Measures.)

     For the full year 2006, earnings per share also included a charge of $3.9 million, or $0.07 per share, related to the impact of expensing share-based compensation pursuant to the adoption of FAS 123R.

     Sales in the fourth quarter of 2006 increased 11.6% compared to the fourth quarter of 2005. Organic sales increased by 9.2% due principally to continued significant growth in Asia Pacific operations, which realized top line growth in the quarter of approximately 23%. The acquisition of Adhipress S.A. increased sales by 1%. Foreign currency fluctuations increased sales by 1.4%.

     Rob van der Merwe, Chairman, President and Chief Executive Officer, said, "Our very strong fourth quarter growth continued to reflect the robust demand for our products and services that we have been experiencing all year long. This was largely driven by organic growth across our Asia Pacific businesses where we have realized comparable quarter growth in excess of 20% for the past six quarters."

     Mr. van der Merwe continued, "We experienced a decline in our fourth quarter gross margin relative to the comparable quarter in 2005, which was principally the result of factors that affected us in the third quarter - a less favorable product mix, the short-term costs of rapid capacity and geographic expansion in emerging markets and specific pricing actions designed to increase customer penetration and share. However, we expect the effect of these actions to abate by the middle of 2007 and to realize notable margin improvement for the year."

     Mr. van der Merwe concluded, "As we enter 2007, we have positioned the Company to better meet the needs of our global customer base. Through the realignment of our global apparel operations, the expansion and modernization of manufacturing facilities and the implementation of our global business unit reorganization, we expect to deliver on our timetable for improved margins in 2007 while growing Paxar to one billion dollars in sales and increasing operating margins in 2008."

     With respect to the global realignment plan, the Company today reaffirmed that it expects to incur one-time cash costs of $20 million to $25 million over the life of the program. Since inception of the plan in the fourth quarter of 2005, the Company has incurred $15.5 million of one-time cash costs. Further, the Company reaffirmed that the plan is expected to result in approximately $15 million of savings in 2007 and ongoing savings at an annual rate of $20 million to $25 million by the end of 2007.

     Outlook for 2007

     The Company announced 2007 sales guidance in the range of $925 million to $945 million and that it expects reported earnings for 2007 to be in the range of $1.13 to $1.21 per share, including an estimated $0.11 to $0.15 per share in integration, restructuring and other charges related to the Company's global apparel realignment activities. Excluding integration, restructuring and other charges, the Company expects full year earnings per share for 2007 to be in the range of $1.24 to $1.36 per share. (See attached 2007 Reconciliation of GAAP to Non-GAAP Measures.)

     Paxar Corporation is a global leader in providing identification solutions to the retail and apparel industry, worldwide. Paxar's leadership in brand development, merchandising, information services and supply chain solutions enables the Company to satisfy customer needs around the world.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

     Certain statements contained in this news release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those indicated by words such as "believe", "project", "anticipate" and "expect." Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to, the ability of the Company to achieve and sustain targeted cost reductions, for example, those related to the Company's global apparel realignment plan and other restructuring/reorganization initiatives; changes in foreign currency exchange rates; political or economic instability in the Company's major markets; the impact of competitive products and pricing; fluctuations in cost and availability of petroleum-based raw materials; fluctuations in retail and apparel industry demand affecting sales to customers; and other matters referred to in the Company's SEC filings.

     For a more detailed discussion of these and other factors, see "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Company's Form 10-K/A, filed on March 15, 2006, and Form 10-Q, filed on November 8, 2006, with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.


                      For more information on Paxar
                 call Investor Relations - 914.697.6862
                    or visit our Company's Web site
                            www.paxar.com


PAXAR CORPORATION
Consolidated Statements of Income
----------------------------------------
(in millions, except per share amounts)



                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                 2006      2005      2006      2005
                                --------  -------- --------- ---------
                                   (Unaudited)         (Unaudited)

Sales                            $230.8    $206.8   $ 880.8   $ 809.1
Cost of sales                     148.4     130.3     556.9     504.6
                                --------  -------- --------- ---------
    Gross profit                   82.4      76.5     323.9     304.5
Selling, general and
 administrative expenses           67.2      59.6     264.4     239.3
Gain on lawsuit settlement            -         -      39.4         -
Integration/restructuring and
 other costs                        3.7      10.6      10.0      15.1
                                --------  -------- --------- ---------
    Operating income               11.5       6.3      88.9      50.1
Other income (loss), net            0.1       1.1      (3.5)      2.1
Interest expense, net               0.2       2.0       3.8       9.3
Prepayment charges-debt
 retirement                           -       7.4         -       7.4
                                --------  -------- --------- ---------
    Total interest expense          0.2       9.4       3.8      16.7
                                --------  -------- --------- ---------
    Income (loss) before taxes     11.4      (2.0)     81.6      35.5
Taxes on income (loss)              1.9      (1.2)     24.8      12.5
                                --------  -------- --------- ---------
    Net income (loss)            $  9.5    $ (0.8)  $  56.8   $  23.0
                                ========  ======== ========= =========

Basic earnings (loss) per share  $ 0.23    $(0.02)  $  1.39   $  0.57
Diluted earnings (loss) per
 share                           $ 0.23    $(0.02)  $  1.36   $  0.56
                                ========  ======== ========= =========

Weighted average shares
 outstanding:
   Basic                           41.2      40.6      41.0      40.3
   Diluted                         42.0      40.6      41.8      41.3
                                ========  ======== ========= =========

Ratios
-------------------------------
  Gross margin                     35.7%     37.0%     36.8%     37.6%
  SG&A to sales                    29.1%     28.8%     30.0%     29.6%
  Operating margin                  5.0%      3.0%     10.1%      6.2%
  Net margin                        4.1%     -0.4%      6.5%      2.8%
                                ========  ======== ========= =========

Effective tax rate                 16.4%     60.0%     30.4%     35.2%
                                ========  ======== ========= =========


PAXAR CORPORATION
Consolidated Balance Sheets
-------------------------------------------
(in millions)

                                            December 31,  December 31,
                                               2006          2005
                                            ------------  ------------
                                            (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                    $     40.2    $     48.2
Accounts receivable                               146.4         128.9
Inventories                                       119.5          99.2
Deferred income taxes                              12.7          19.3
Other current assets                               21.4          18.2
                                            ------------  ------------

     Total current assets                         340.2         313.8
                                            ------------  ------------

Property, plant and equipment, net                179.7         166.1
Goodwill and other intangible, net                234.1         224.3
Other assets                                       17.0          23.4
                                            ------------  ------------

Total assets                                 $    771.0    $    727.6
                                            ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Due to banks                                 $      1.3    $      3.0
Current maturities of long-term debt                8.0             -
Accounts payable and accrued liabilities          134.8         118.8
Accrued taxes on income                            13.4          17.8
                                            ------------  ------------

     Total current liabilities                    157.5         139.6
                                            ------------  ------------

Long-term debt                                     35.4          97.7
Deferred income taxes                              12.1          15.9
Other liabilities                                  21.5          19.5
Shareholders' equity                              544.5         454.9
                                            ------------  ------------

Total liabilities and shareholders' equity   $    771.0    $    727.6
                                            ============  ============


PAXAR CORPORATION
2006 Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
------------------------------------------------------------
(in millions, except per share amounts)

Paxar reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP measures are intended to supplement the Company's presentation of its financial results that are prepared in accordance with GAAP.

Paxar uses the non-GAAP measures presented to evaluate and manage the Company's operations internally. Paxar is also providing this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow the Company.

The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.



                                Three Months Ended  For the Year Ended
                                   December 31,        December 31,
                                ------------------  ------------------
                                 2006      2005      2006      2005
                                --------  --------  --------  --------

Sales                            $230.8    $206.8    $880.8    $809.1
                                ========  ========  ========  ========

Operating income as reported     $ 11.5    $  6.3    $ 88.9    $ 50.1
  Non-GAAP adjustments:
  Gain on lawsuit settlement          -         -     (39.4)        -
  Integration/restructuring and
   other costs                      3.7      10.6      10.0      15.1
                                --------  --------  --------  --------

Non-GAAP operating income        $ 15.2    $ 16.9    $ 59.5    $ 65.2
                                ========  ========  ========  ========

Non-GAAP operating margin           6.6%      8.2%      6.7%      8.1%
                                ========  ========  ========  ========

Net income as reported           $  9.5    $ (0.8)   $ 56.8    $ 23.0
  Non-GAAP adjustments, net of
   taxes:
  Gain on lawsuit settlement          -         -     (24.2)        -
  Integration/restructuring and
   other costs                      3.1       7.7       7.9      11.4
  Write-down of Investment            -         -       5.0         -
  Prepayment charges - debt
   retirement                         -       4.8         -       4.8
  Tax impact of cash
   repatriation                       -       0.4         -       4.8
                                --------  --------  --------  --------

Non-GAAP net income              $ 12.6    $ 12.1    $ 45.5    $ 44.0
                                ========  ========  ========  ========

Diluted earnings per share as
 reported                        $ 0.23    $(0.02)   $ 1.36    $ 0.56
  Non-GAAP adjustments, net of
   taxes:
  Gain on lawsuit settlement          -         -     (0.58)        -
  Integration/restructuring and
   other costs                     0.07      0.18      0.19      0.27
  Write-down of Investment            -         -      0.12         -
  Prepayment charges - debt
   retirement                         -      0.12         -      0.12
  Tax impact of cash
   repatriation                       -      0.01         -      0.12
                                --------  --------  --------  --------

Non-GAAP diluted earnings per
 share                           $ 0.30    $ 0.29    $ 1.09    $ 1.07
                                ========  ========  ========  ========

Non-GAAP weighted average shares
 outstanding - diluted             42.0      41.3      41.8      41.3
                                ========  ========  ========  ========


PAXAR CORPORATION
2007 Reconciliation of GAAP to Non-GAAP Measures
-----------------------------------------------------


                                                       2007 Guidance
                                                      ----------------

Reported GAAP earnings per share                      $ 1.13 - $ 1.21

Add back:
Estimated integration/restructuring and other costs,
 net of taxes                                           0.11 -   0.15

                                                      ----------------
Adjusted non-GAAP earnings per share                  $ 1.24 - $ 1.36
                                                      ================


     CONTACT: Paxar Corporation
              Bob Powers, 914-697-6862
              Vice President, Investor Relations